Omrix Biopharmaceuticals Announces Larry Ellberger’s Appointment as Chairman of the Board and
the Election of Pamela McNamara as a New Director

NEW YORK, May 15, 2008 — Omrix Biopharmaceuticals, Inc. (“Omrix” or the “Company”) (NASDAQ: OMRI) announced today that Larry Ellberger was named Chairman of the Board of Directors (“Board”) and Pamela McNamara was elected a Director at the Company’s 2008 Annual Meeting of Stockholders held today in New York City.

Mr. Ellberger succeeds Fredric Price who served as Omrix’ Chairman from January 2005. Mr. Ellberger has been a member of the Company’s Board since August 2006 and was previously Chairman of the Compensation Committee. He will continue to be a member of the Audit Committee and will Chair the Governance and Nominating Committee. Mr. Ellberger is also a member of the Board of AVANT Immunotherapeutics, Inc. and TransPharma Medical™ Ltd., and is a Founding Partner of consulting firm HVA, Inc.

Ms. McNamara will Chair the Compensation Committee and be a member of the Audit Committee. Ms. McNamara has been Chief Executive Officer of CRF, Inc., a clinical trial data management and mobile technology company since October 2003. From February 2002 until October 2003, Ms. McNamara was a private consultant. Ms. McNamara was appointed Chief Executive Officer of Arthur D. Little, Inc., a global management and technology firm, from 2001 to February 2002, served as Managing Director of Arthur D. Little from 1997 to 2001, and had been a partner since 1992, focusing on the pharmaceutical and biotechnology industries. Ms. McNamara is a director of GTC Biotherapeutics, Inc. and is a former director of Omrix.

“We are very pleased to welcome Pam back to Omrix’ Board of Directors,” stated Robert Taub, Omrix’ Chief Executive Officer. “Her managerial and financial background will be invaluable to the Company and our Board. I would like to thank Fred for his excellent contribution to the growth of our business during his tenure at Omrix, and look forward to working with Larry in his new role as Chairman.”

The Company also announced that there were no additional changes to the composition of the Board and all matters voted upon by the Stockholders were approved.

About Omrix Biopharmaceuticals, Inc.

Omrix is a fully integrated biopharmaceutical company that develops, manufactures and markets protein-based biosurgery and passive immunotherapy products. Omrix’ biosurgery product line includes products and product candidates that are used for the control of bleeding, or hemostasis, and other surgical applications. The Company’s passive immunotherapy product line includes antibody-rich products and product candidates for the treatment of immune deficiencies, infectious diseases and potential biodefense applications. For more information, please visit www.omrix.com.

Safe Harbor Statement

This news release contains forward-looking statements. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the Company’s filings with the Securities and Exchange Commission (SEC), including sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K as filed with the SEC on March 17, 2008, and the Company’s most recent quarterly reports on Form 10-Q and its current reports on Form 8-K. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this news release.

CONTACT:

OMRIX Biopharmaceuticals, Inc.
Francesca M. DeMartino, 212-887-6510
Senior Director, Investor Relations
francesca.demartino@omrix.com